Exhibit 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
                                          Contact: Marianne Wade
(973) 924-5100
investorrelations@investorsbank.com

Investors Bank Extinguishes $1 Billion in Wholesale Funding

Short Hills, N.J. - (PR Newswire) - December 29, 2020 - Investors Bancorp, Inc. (NASDAQ: ISBC) (“Company”) extinguished $1 billion in wholesale funding with an average rate of 2.01%. As previously disclosed, a portion of the wholesale funding was extinguished in October, while the remainder was extinguished on December 22, 2020.

The Company incurred $24 million of pre-tax costs associated with the early extinguishment which were partially offset with a pre-tax gain of approximately $23 million as the Company completed two previously disclosed sale leaseback transactions in the fourth quarter. The Company expects these actions will have a positive impact on its net interest margin and EPS going forward.

The Company also intends to consolidate ten branch offices in 2021 and expects annual savings of approximately $3 million to $4 million in connection therewith. The Company expects to incur approximately $11 million in non-recurring pre-tax costs relating to the branch consolidations in the fourth quarter of 2020.

Additionally, during December 2020, the Company sold its portfolio of approximately $328 million of PPP loans. This transaction had a negligible impact on the Company’s financial statements.

About the Company
Investors Bancorp, Inc. is the holding company for Investors Bank, which as of September 30, 2020 operates from its corporate headquarters in Short Hills, New Jersey with approximately $26.6 billion in assets and 155 branches located throughout New Jersey and New York.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in the “Risk Factors” disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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